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                                    AMENDMENT
                                    NUMBER 1

                                       TO

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                  This Amendment Number 1 (the "Amendment") is entered into by and among each of Highlands Insurance Group, Inc., a Delaware corporation ("HIG"), Highlands Acquisition Corp., a Delaware corporation ("Acquisition Corp.") and Vik Brothers Insurance, Inc., an Indiana corporation ("VBI") with respect to that certain Amended and Restated Agreement and Plan of Merger, dated as of February 13, 1997, among HIG, Acquisition Corp. and VBI, as amended, supplemented, extended or otherwise modified from time to time (the "Merger Agreement").

                                     RECITAL

                  Each of HIG, Acquisition Corp. and VBI, as a party to the Merger Agreement, wishes, pursuant to Section 12.1 thereof, to amend the Merger Agreement as set forth below.

                  Now therefore, in consideration of the foregoing and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of HIG, Acquisition Corp. and VBI agrees as follows:

                                    AGREEMENT

1. Defined Terms. Capitalized terms not otherwise defined herein shall have the respective meanings specified for such terms in the Merger Agreement.

2. Amendments to Subsections (a), (b), (d) and (f) of Section 3.3 of the Merger Agreement.







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         2.1 Subsection (a) of Section 3.3 of the Merger Agreement is hereby deleted and replaced in its entirety with the following new Subsection (a):

                           (a) At the Effective Time, the shares of Series One Preferred Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive an aggregate of 122,654 HIG Shares, upon surrender of the certificates formerly representing such shares of Series One Preferred Stock. From and after the Effective Time, each holder of outstanding certificates representing Series One Preferred Stock shall be entitled to receive in exchange therefor a certificate representing the HIG Shares into which such holder's Series One Preferred Stock was converted.

         2.2 Subsection (b) of Section 3.3 of the Merger Agreement is hereby deleted and replaced in its entirety with the following new Subsection (b):

                           (b) At the Effective Time, the shares of Series Two Preferred Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive an aggregate of 122,654 HIG Shares, upon surrender of the certificates formerly representing such shares of Series Two Preferred Stock. From and after the Effective Time, each holder of outstanding certificates representing Series Two Preferred Stock shall be entitled to receive in exchange therefor a certificate representing the HIG Shares into which such holder's Series Two Preferred Stock was converted.

         2.3 Subsection (d) of Section 3.3 of the Merger Agreement is hereby deleted and replaced in its entirety with the following new Subsection (d):

                           (d) At the Effective Time, the shares of Series Four Preferred Stock and Series Five Preferred Stock outstanding immediately prior to the Effective Time shall by



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         virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive an aggregate of 408,978 HIG Shares, upon surrender of the certificates formerly representing such shares of Series Four Preferred Stock and Series Five Preferred Stock. From and after the Effective Time, each holder of outstanding certificates representing Series Four Preferred Stock or Series Five Preferred Stock shall be entitled to receive in exchange therefor a certificate representing the HIG Shares into which such holder's Series Four Preferred Stock and Series Five Preferred Stock was converted.

         2.4 Subsection (f) of Section 3.3 of the Merger Agreement is hereby deleted and replaced in its entirety with the following new Subsection (f):

                           (f) At the Effective Time, the shares of Series Seven Preferred Stock outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holders thereof be converted into the right to receive $4 million in immediately available funds plus an aggregate of 427,321 HIG Shares, upon surrender of the certificates formerly representing such shares of Series Seven Preferred Stock. From and after the Effective Time, each holder of outstanding certificates representing Series Seven Preferred Stock shall be entitled to receive in exchange therefor a certificate representing the HIG Shares into which any portion of such holder's Series Seven Preferred Stock was converted.

3.       Amendment of Article VII of the Merger Agreement.

         3.1 Article VII of the Merger Agreement is hereby amended by adding, immediately following Section 7.6, the following new Section 7.7.

                  Section 7.7 Release of PMSC Guaranty. On or before the Closing, Policy Management Systems Corporation ("PMSC") shall have delivered to VBI and AMV an agreement, effective as of the Closing Date, terminating the personal guaranty of AMV with respect to the Master Agreement for Data Processing



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         Services dated November 8, 1994 between VBI and PMSC, as amended.

4.       Amendments to Article XIV of the Merger Agreement.

         4.1 Each of Sections 14.1, 14.3 and 14.4 of Article XIV of the Merger Agreement is hereby deleted in its entirety.

         4.2 Section 14.2 of the Merger Agreement is hereby deleted and replaced in its entirety with the following new Section 14.1:

                  Section 14.1 Security Holder Agreements. By 5:00 p.m. New York time on the Business Day twenty (20) Business Days after the date of this Agreement, VBI and HIG shall have obtained agreements, substantially in the forms attached hereto, from each of the following security holders of VBI consenting to this Agreement and the Merger on the terms set forth herein: (i) each holder of the Series One Preferred Stock, (ii) each holder of the Series Two Preferred Stock, (iii) each holder of the Series Four and Series Five Preferred Stock and (iv) each holder of the Series Seven Preferred Stock. If VBI and HIG fail to obtain such agreements within such twenty (20) Business Day period, HIG may terminate this Agreement prior to the receipt of such agreements from the foregoing security holders of VBI.

5. No Effect on Other Merger Agreement Provisions. All other provisions of the Merger Agreement shall not be affected by this Amendment and shall remain in full force and effect.

                       [SIGNATURES CONTAINED ON NEXT PAGE]




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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of March 10, 1997.


                                            Highlands Insurance Group, Inc.


                                            By: /s/ Charles J. Bachand
                                            ------------------------------------
                                            Name: Charles J. Bachand
                                            Title: Vice President and Treasurer



                                            Vik Brothers Insurance, Inc.


                                            By:  /s/ Gustav M. Vik
                                            ------------------------------------
                                            Name: Gustav M. Vik
                                            Title: President



                                            Highlands Acquisition Corp.


                                            By: /s/ Charles J. Bachand
                                            ------------------------------------
                                            Name: Charles J. Bachand
                                            Title: Vice President and Treasurer







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